Exhibit 99.1

Aspen Technology Announces Audit Committee Investigation
of Accounting for Transactions in Fiscal Years 2000-2002

Cambridge, Mass – October 27, 2004 –Aspen Technology, Inc. today announced that its Audit Committee has undertaken a detailed review of the accounting for certain software license and service agreement transactions entered into with certain alliance partners and other customers during fiscal years 2000-2002. The Committee is reassessing the time periods in which revenue was recognized for these transactions and whether any of these transactions have prior or current material financial statement impact. Revenue, earnings, assets or liabilities previously reported could increase, decrease or remain unchanged in those periods as a result of this reassessment. The Audit Committee has notified the Company’s current auditor, Deloitte & Touche LLP, and has engaged its own financial and legal advisors to assist it with its investigation.

Based on its preliminary review to date, the Audit Committee believes that one software license transaction in fiscal third quarter 2000 and two transactions in fiscal second quarter 2001 were included in AspenTech’s results for such periods without reflecting the impacts of associated arrangements between AspenTech and those customers, which may require revised accounting treatment.

The Committee has also identified a potential contingency associated with a fourth transaction recorded in the fourth fiscal quarter of 2001 which was not reflected in prior accounting, which may require revised accounting treatment.

Cautioning that its work is in its early stages, the Audit Committee presently expects that revised accounting for the foregoing transactions alone would not have a material impact on current revenues and earnings. However, the Audit Committee is vigorously reviewing these and other transactions, and there can be no assurance that its present expectation will not change. Other transactions are under continuing review which could significantly alter the scope of these preliminary views.

The Committee’s preliminary assessment contains forward looking statements of presently expected accounting impacts which impacts will be subject to reassessment until completion of the Committee’s review. Because the investigation is ongoing and because the scope of its work is evolving, the Committee may have further assessments of these and any other transactions it reviews, as well as of associated Company controls and practices. Consequently, actual results of the Committee’s review may vary materially from this preliminary assessment.

The Audit Committee does not expect to provide further updates of its work until completion of its review. At this time, the Audit Committee is unable to provide an anticipated date for completion of its review.

While the Company has previously announced its preliminary results for the recently completed quarter, in light of these developments, the Company is unable to release its financial results for the first quarter of fiscal year 2005 at this time.

About AspenTech

Aspen Technology, Inc. provides industry-leading software and implementation services that enable process companies to use simulation models to increase efficiency and profitability. aspenONE, a new generation of software solutions from AspenTech, represents a major step forward in helping process manufacturers achieve their strategic operational excellence initiatives. The first comprehensive offering to address the demands of the Enterprise Operations Management (EOM) market, aspenONE provides companies with integrated systems that enable them to manage and optimize their operational performance. Over 1,500 leading companies already rely on AspenTech’s software, including Aventis, Bayer, BASF, BP, ChevronTexaco, Dow Chemical, DuPont, ExxonMobil, Fluor, GlaxoSmithKline, Shell, and Total. For more information, visit www.aspentech.com.

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statement using the term “will,” “should,” “could,” “anticipates,” “believes” or a comparable term is a forward-looking statement. Actual results may vary significantly from AspenTech’s expectations based on a number of risks and uncertainties, including: AspenTech’s lengthy sales cycle which makes it difficult to predict quarterly operating results;  the FTC proceeding challenging AspenTech’s acquisition of Hyprotech; fluctuations in AspenTech’s quarterly operating results; AspenTech’s dependence on customers in the cyclical chemicals, petrochemicals and petroleum industries; AspenTech’s ability to raise additional capital as required; AspenTech’s ability to integrate the operations of acquired companies; intense competition; AspenTech’s need to develop and market products successfully; reliance on relationships with strategic partners; and other risk factors described from time to time in AspenTech’s periodic reports and registration statements filed with the Securities and Exchange Commission. AspenTech cannot guarantee any future results, levels of activity, performance, or achievements. Moreover, neither AspenTech nor anyone else assumes responsibility for the accuracy and completeness of any forward-looking statements. AspenTech undertakes no obligation to update any of the forward-looking statements after the date of this press release.

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AspenTech, aspenONE and the Aspen logo are trademarks of Aspen Technology, Inc., Cambridge, Mass.

Contact:

Joshua Young

Director, Investor Relations & Corp. Communications

617-949-1274

Aspen Technology, Inc.

joshua.young@aspentech.com